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Exhibit 99.2

Q3 2024

Management Report

November 7, 2024

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Contents

■	Q3 2024 Results

–  Overview

–  Key Financial & Operating Metrics

–  Revenue by Geographic Area

■	Q3 2024 Non-GAAP Results

–  Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

–  Reconciliation of GAAP to Non-GAAP Spending by Function

■	Related Information

The following commentary is provided by management and should be referenced in conjunction with PDF Solutions’ Third Quarter 2024 financial results press release available on its Investor Relations website at http://www.pdf.com/financial-news. These remarks represent management’s current views of the Company’s financial and operational performance and are provided to give investors and analysts further insight into its performance in advance of the earnings call webcast. The Company disclaims any duty to update this information for future events.

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PDF Solutions Reports Third Quarter 2024 Results

Q3 2024 Key Metrics	financial results Summary
Revenue: $46.4M
GAAP Gross Margin: 73%

■    Q3 2024 Total revenues of $46.4M, up 11% over Q2 2024, and up 10% over Q3 2023.

■    Q3 2024 Analytics revenue of $44.8M, up 17% over Q3 2024, and up 13% over Q3 2023.

■    Q3 2024 Integrated yield ramp revenue of $1.7M, down 53% over Q3 2024, and down 42% over Q3 2023.

Non-GAAP Gross Margin: 77%
GAAP Diluted EPS: $0.06
Non-GAAP Diluted EPS: $0.25
Operating Cash Flow: $9.3M
Cash Used for Capital Expenditures: $4.6M

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Key Financial & Operating Metrics – Quarterly

(in thousands, except outstanding shares, which are in millions, and percentages)

	Q3’24	Q2’24	Q1’24	Q4’23	Q3’23
Revenues	$ 46,409	$ 41,661	$ 41,310	$ 41,125	$ 42,350
GAAP Gross Margin	73%	71%	67%	68%	66%
Non-GAAP Gross Margin	77%	75%	72%	72%	70%
Outstanding Debt	$ -	$ -	$ -	$ -	$ -
Operating Cash Flow	$ 9,275	$ 684	($ 1,862)	$ 2,029	$ 19,186
Cash Used for Capital Expenditures (CAPEX)	$ 4,595	$ 5,320	$ 2,023	$ 2,408	$ 2,916
$ Shares Repurchased	$ -	$ -	$ 6,899	$ -	$ 743
Weighted Average Common Shares Outstanding	38.7	38.4	38.5	38.3	38.2
Effective Tax Rate Expense (Benefit)	39%	2%	47%	(520)%	581%

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Key Financial & Operating Metrics – Year to Date

(in thousands, except outstanding shares, which are in millions, and percentages)

	Nine Months Ended September 30,
	2024	2023	2022
Revenues	$ 129,380	$ 124,710	$ 108,026
GAAP Gross Margin	70%	69%	67%
Non-GAAP Gross Margin	75%	73%	70%
Outstanding Debt	$ -	$ -	$ -
Operating Cash Flow	$ 8,097	$ 12,571	$ 8,023
Cash Used for CAPEX	$ 11,938	$ 8,917	$ 6,705
$ Shares Repurchased	$ 6,899	$ 743	$ 22,471
Weighted Average Common Shares Outstanding	38.5	37.9	37.3
Effective Tax Rate Expense	31%	53%	548%

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Revenue by Geographic Area – Quarterly

(Dollars in thousands)

	Q3’24	Q2’24	Q1’24	Q4’23	Q3’23
United States	$ 21,065	$ 19,223	$ 17,733	$ 22,708	$ 24,477
% of Total	45%	46%	43%	55%	58%
Japan	$ 6,275	$ 7,932	$ 11,288	$ 2,460	$ 3,135
% of Total	14%	19%	27%	6%	7%
Taiwan	$ 6,273	$ 954	$ 880	$ 4,679	$ 1,296
% of Total	14%	2%	2%	11%	3%
China	$ 5,673	$ 7,000	$ 4,853	$ 4,562	$ 7,549
% of Total	12%	17%	12%	11%	18%
Rest of the world	$ 7,123	$ 6,552	$ 6,556	$ 6,716	$ 5,893
% of Total	15%	16%	16%	17%	14%
Total revenues	$ 46,409	$ 41,661	$ 41,310	$ 41,125	$ 42,350

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Revenue by Geographic Area – Year to Date

(Dollars in thousands)

	Nine Months Ended September 30,
	2024	2023	2022
United States	$ 58,021	$ 70,090	$ 52,869
% of Total	45%	56%	49%
Japan	$ 25,495	$ 8,005	$ 8,219
% of Total	20%	6%	8%
China	$ 17,526	$ 21,927	$ 18,214
% of Total	14%	18%	17%
Taiwan	$ 8,107	$ 4,660	$ 6,356
% of Total	6%	4%	6%
Rest of the world	$ 20,231	$ 20,028	$ 22,368
% of Total	15%	16%	20%
Total revenues	$ 129,380	$ 124,710	$ 108,026

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GAAP / Non-GAAP Presentation

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), the Company also provides certain non-GAAP financial measures. Non-GAAP gross profit and margin exclude stock-based compensation expense and the amortization of acquired technology under costs of revenues. Non-GAAP net income excludes stock-based compensation expense, amortization of acquired technology under costs of revenues, amortization of other acquired intangible assets and the effects of certain non-recurring items, such as expenses related to an arbitration proceeding for a disputed contract with a customer, acquisition-related costs, proceeds from the sale of previously written-off property and equipment, and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets and reconciling items. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense and income has a current effect on the future uses of cash (with the exception of expenses related to an arbitration proceeding for a disputed contract with a customer and acquisition-related costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance; PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is included herein.

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Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

Quarterly	(in thousands, except for per share amounts)

	Q3’24	Q2’24	Q1’24	Q4’23	Q3’23

GAAP net income (loss)	$ 2,206	$ 1,705	($ 393)	$ 887	($ 4,972)
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	6,730	5,700	6,110	5,923	5,999
Amortization of acquired technology under costs of revenues	584	584	584	586	574
Amortization of other acquired intangible assets	196	259	259	306	328
Expenses of arbitration (1)	—	—	—	75	226
Acquisition-related costs (2)	—	—	—	—	33
Proceeds from the sale of previously written-off property and equipment	(55)	—	—	—	(105)
Tax impact of valuation allowance for deferred tax assets and reconciling items (3)	262	(1,159)	(813)	(2,060)	5,904
Non-GAAP net income	$ 9,923	$ 7,089	$ 5,747	$ 5,717	$ 7,987
GAAP net income (loss) per diluted share	$ 0.06	$ 0.04	($ 0.01)	$ 0.02	($ 0.13)
Non-GAAP net income per diluted share	$ 0.25	$ 0.18	$ 0.15	$ 0.15	$ 0.20
Weighted average common shares used in GAAP net income (loss) per diluted share calculation	39,105	38,925	38,500	38,814	38,187
Weighted average common shares used in Non-GAAP net income per diluted share calculation	39,105	38,925	39,053	38,814	38,992

(1)	Represents expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.
(2)	Acquisition-related costs are incremental expenses related to a business or asset acquisition transaction(s). These expenses may include consulting, legal and other fees. For the three months ended September 30, 2023, the charges were related to the acquisition of Lantern Machinery Analytics, Inc.
(3)	The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its U.S. DTAs on a non-GAAP basis.

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Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

Year to Date	(in thousands, except for per share amounts)

	Nine Months Ended September 30,
	2024	2023	2022
GAAP net income (loss)	$ 3,518	$ 2,218	($ 3,912)
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	18,540	15,561	14,561
Amortization of acquired technology	1,752	1,680	1,660
Amortization of other acquired intangible assets	714	979	945
Expenses of arbitration (1)	—	2,525	1,043
Acquisition-related costs (2)	—	209	—
Proceeds from the sale of previously written-off property and equipment	(55)	(105)
Tax impact of valuation allowance for deferred tax assets and reconciling items (3)	(1,710)	(314)	1,228
Non-GAAP net income	$ 22,759	$ 22,753	$ 15,525
GAAP net income (loss) per diluted share	$ 0.09	$ 0.06	($ 0.10)
Non-GAAP net income per diluted share	$ 0.58	$ 0.58	$ 0.41
Weighted average common shares used in GAAP net income (loss) per diluted share calculation	39,028	38,977	37,285
Weighted average common shares used in Non-GAAP net income per diluted share calculation	39,028	38,977	38,082

(1)Represents expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.
(2)Acquisition-related costs are incremental expenses related to a business or asset acquisition transaction(s). These expenses may include consulting, legal and other fees. For the nine months ended June 30, 2023, the charges were related to the acquisition of Lantern Machinery Analytics, Inc.
(3)The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its U.S. DTAs on a non-GAAP basis.

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Reconciliation of GAAP to Non-GAAP Spending by Function

Quarterly

	(in thousands)
	Q3’24	Q2’24	Q1’24	Q4’23	Q3’23
Cost of Revenue - GAAP	$ 12,484	$ 12,230	$ 13,529	$ 13,194	$ 14,282
Adjustments to reconcile GAAP Cost of Revenue to Non-GAAP Cost of Revenue:
Stock-based compensation expense	(1,366)	(1,185)	(1,200)	(1,147)	(1,120)
Amortization of acquired technology	(584)	(584)	(584)	(586)	(574)
Cost of Revenue - Non-GAAP	$ 10,534	$ 10,461	$ 11,745	$ 11,461	$ 12,588

Research & Development - GAAP	$ 13,516	$ 12,649	$ 12,984	$ 12,308	$ 13,113
Adjustments to reconcile GAAP R&D to Non-GAAP R&D:
Stock-based compensation expense	(2,375)	(2,063)	(2,202)	(2,102)	(2,196)
Research & Development - Non-GAAP	$ 11,141	$ 10,586	$ 10,782	$ 10,206	$ 10,917

Selling, General, & Administrative - GAAP	$ 18,094	$ 16,259	$ 16,498	$ 16,194	$ 15,611
Adjustment to reconcile GAAP SG&A to Non-GAAP SG&A:
Stock-based compensation expense	(2,989)	(2,452)	(2,708)	(2,674)	(2,683)
Expenses of arbitration (1)	—	—	—	(75)	(226)
Acquisition-related costs (2)	—	—	—	—	(33)
Selling, General, & Administrative - Non-GAAP	$ 15,105	$ 13,807	$ 13,790	$ 13,445	$ 12,669

(1)	Represents expenses related to an arbitration proceeding over a disputed contract with a customer, which expenses are expected to continue until the arbitration is resolved.
(2)	Acquisition-related costs are incremental expenses related to a business or asset acquisition transaction(s). These expenses may include consulting, legal and other fees. For the three months ended September 30, 2023, the charges were related to the acquisition of Lantern Machinery Analytics, Inc.

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Reconciliation of GAAP to Non-GAAP Spending by Function

Year to Date

	(in thousands)
	Nine Months Ended September 30,
	2024	2023	2022
Cost of Revenue - GAAP	$ 38,243	$ 38,555	$ 36,116
Adjustments to reconcile GAAP Cost of Revenue to Non-GAAP Cost of Revenue:
Stock-based compensation expense	(3,751)	(3,022)	(2,237)
Amortization of acquired technology	(1,752)	(1,680)	(1,660)
Cost of Revenue - Non-GAAP	$ 32,740	$ 33,853	$ 32,219

Research & Development - GAAP	$ 39,149	$ 38,428	$ 41,766
Adjustments to reconcile GAAP R&D to Non-GAAP R&D:
Stock-based compensation expense	(6,640)	(5,609)	(7,158)
Research & Development - Non-GAAP	$ 32,509	$ 32,819	$ 34,608

Selling, General, & Administrative - GAAP	$ 50,851	$ 46,022	$ 32,614
Adjustment to reconcile GAAP SG&A to Non-GAAP SG&A:
Stock-based compensation expense	(8,149)	(6,930)	(5,166)
Expenses of arbitration (1)	—	(2,525)	(1,043)
Acquisition-related costs (2)	—	(209)	—
Selling, General, & Administrative - Non-GAAP	$ 42,702	$ 36,358	$ 26,405

(1)	Represents expenses related to an arbitration proceeding over a disputed contract with a customer, which expenses are expected to continue until the arbitration is resolved.
(2)	Acquisition-related costs are incremental expenses related to a business or asset acquisition transaction(s). These expenses may include consulting, legal and other fees. For the nine months ended September 30, 2023, the charges were related to the acquisition of Lantern Machinery Analytics, Inc.

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